UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2020

GREENSKY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector	Suite 700	30342
Atlanta,	Georgia	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (678) 264-6105
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	GSKY	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 10, 2020, GreenSky Holdings, LLC (“Holdings”), a subsidiary of GreenSky, Inc. (the "Company"), and certain other subsidiaries of the Company entered into Amendment No. 2 to Credit Agreement (the "Credit Agreement Amendment") with JPMorgan Chase Bank, N.A. ("JPMorgan"), as administrative agent, collateral agent, lead arranger and bookrunner. The Credit Agreement Amendment provides a $75 million incremental Term Loan B facility, the proceeds of which will be used for general corporate purposes and the enhancement of the Company’s overall liquidity position. The incremental term loan, priced at LIBOR plus 450 basis points, with a 1% LIBOR floor, has the same security, maturity, principal amortization, prepayment, and covenant terms as the existing term loan under Holdings’ senior secured term loan facility (the "Term Loan B Credit Facility"). The Term Loan B Credit Facility matures on March 29, 2025.

On June 10, 2020, the Company issued a press release announcing the Credit Agreement Amendment. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The Company and its affiliates have engaged in, and may, in the future, engage in, other commercial dealings with JPMorgan and its affiliates in the ordinary course of business. JPMorgan or its affiliates served as a joint lead book running manager for the Company’s initial public offering; served as exclusive agent in connection with the Company’s 10b5-1 repurchase program; serve as an administrative agent, collateral agent, issuing bank, joint lead arranger and joint lead bookrunner for the Term Loan B Credit Facility; serve as an administrative agent and lender for an asset-backed revolving credit facility established by a subsidiary of the Company; and serve as a financial advisor to the Company’s Board of Directors in connection with its strategic alternatives review. JPMorgan has received, and may, in the future, receive, customary fees and commissions for these transactions and facilities.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to such agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated June 10, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

Date:	June 10, 2020	By:	/s/ Robert Partlow
		Name:	Robert Partlow
		Title:	Executive Vice President and Chief Financial Officer